                                                                      EXHIBIT 21

                          SENSORMATICS ELECTRONICS CORP
                              LIST OF SUBSIDIARIES


OPERATING COMPANIES OR ORGANIZATION                               PLACE OF INCORPORATION
-----------------------------------------------------------       --------------------------------------------
      Point of Sale Data Products, Inc.                           Delaware
      Sensormatic Canada, Inc.                                    Canada
      Sensormatic Electronics Corporation (Puerto Rico)           Delaware
      Sensormatic, SA de CV                                       Mexico
      Sensormatic del Caribe, Inc.                                Puerto Rico
      Sensormatic Electronics S. de R.L. de C.V.                  Mexico
      All Security Systems N.V.                                   Belgium
      Sensormatic Commercial/Industrial GmbH                      Germany
      Sensormatic C/I S.A.                                        Belgium
      Knogo Nederland B.V.                                        Netherlands
      Sensormatic Technologies S.A.                               France
      Sensormatic AB                                              Sweden
      Sensormatic A.G.                                            Switzerland
      Sensormatic A/S                                             Denmark
      Sensormatic A/S                                             Norway
      Sensormatic B.V.                                            Netherlands
      Sensormatic CamEra Ltd.                                     United Kingdom
      Sensormatic Distribution Inc.                               Delaware (primary operation in Switz)
      Sensormatic E.C., S.A.                                      Spain
      Sensormatic E.C., S.R.L.                                    Italy
      Sensormatic France SA                                       France
      Sensormatic Ges.m.b.H                                       Austria
      Sensormatic G.m.b.H.                                        Germany
      Sensormatic Electronics Corporation Ireland Limited         Ireland
      Sensormatic European Distribution Ltd.                      Ireland
      Sensormatic Finance Limited                                 United Kingdom
      SEC Investments of Ireland                                  Ireland
      Sensormatic Ireland Limited                                 Ireland
      Sensormatic International Ltd.                              United Kingdom
      Sistemas Proteccao Desenvolvidas L.D.A.                     Portugal
      Sensormatic Proteccao Contra O Furto, L.D.A.                Portugal
      Sensormatic Limited                                         United Kingdom
      N.V. Sensormatic S.A.                                       Belgium
      Sensormatic OY                                              Finland
      Sensormatic Kft.                                            Hungary
      Visual Information Systems Holdings Limited                 United Kingdom
      Sensormatic Norge A.S.                                      Norway
      Camera Security Systems Limited                             United Kingdom
      CCTV Limited                                                United Kingdom
      Telesurveillance Limited                                    United Kingdom
      Knogo (U.K.) Limited                                        United Kingdom
      Sensormatic Security Solutions Limited                      United Kingdom
      Sensormatic Asia/Pacific, Inc                               Delaware (primary operations in Singapore)
      Sensormatic Australia Pty Limited                           Australia
      Sensormatic Hong Kong Limited                               Hong Kong
      Sensormatic New Zealand Limited                             New Zealand
      Sensormatic Middle East, Inc.                               Delaware
      Senelco Iberia, Inc.                                        Delaware
      International Financing, Inc.                               Delaware
      Sensormatic (Barbados) Export, Inc.                         Barbados
      Sensormatic Cayman Finance Ltd.                             Cayman Islands
      Sensormatic Distribution & Holdings B.V.                    Netherlands
      Sensormatic Electronics Corporation (Brazil), Inc.          Delaware
      Sensormatic C/I Ltd.                                        United Kingdom
      Sensormatic International, Inc.                             Delaware
      Sensormatic International Management Corporation            Delaware
      Sensormatic Investments Associates B.V.                     Netherlands
      SEC Investments of Canada Ltd.                              Canada
      Sensormatic Investments Ltd.                                United Kingdom
      Sensormatic S.A.                                            France
      Sensormatic (U.K.) Ltd.                                     United Kingdom
      BI Merger Corp.                                             Delaware
      Kingsclere Investments Ltd.                                 United Kingdom
      Sensormatic International Distribution, Inc.                Delaware
      Sensormatic do Brasil Electronica Ltda.                     Brazil
      Sensorcol S.A.                                              Colombia
      MINEX Ltda.                                                 Colombia
      Sensormatic Argentina, SA                                   Argentina
      Senelbra, Ltda.                                             Brazil
      Alarm-Tek Comercio E Participacoes Ltda.                    Brazil
      Sensor Brazil Comercio & Locacoes Ltda.                     Brazil
      Alarm-Tek Do Brasil Sistemas De Vigilancia Ltda.            Brazil
      Knogo Latin America SA                                      Uruguay
      Sensormatic Electronics (Shen Yang) Co., Ltd                China
      SEC do Brasil Ltda.                                         Brazil
      Sensormatic International Holding I, Inc.                   Delaware
      Sensormatic International Holding II, Inc.                  Delaware
      Sensormatic EC Services SA                                  Spain
      Sensormatic Electronics Mauritius                           Mauritius
      Sensormatic Poland Sp.z.o.o.                                Poland


All companies listed herein are wholly-owned by the Company, directly or indirectly, with the exception of Sensormatic do Brasil Electronica Ltda.,